C#: 143293
                                                                  L#: 143294
                       Master Equipment Lease Agreement

     THIS MASTER EQUIPMENT LEASE AGREEMENT dated as of December 18,2003 (Master Lease) is made by and between KEY EQUIPMENT FINANCE, a Division of Key Corporate Capital Inc., having an address at 66 South Pearl Street, Albany, NY 12207 (Lessor), and YOCREAM INTERNATIONAL, INC. with its chief executive offices located at 5858 N.E. 87th Avenue, Portland, OR 97220 (Lessee).

1. Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, Equipment, subject to and upon the terms set forth herein and in any equipment schedule executed in connection herewith (each, a Schedule). Each Schedule shall constitute a separate and enforceable lease incorporating all the terms of this Master Lease (each Schedule, together with this Master Lease as it relates to such Schedule, is referred to herein as a Lease). If any term of a Schedule conflicts or is inconsistent with any term of this Master Lease, the terms of such Schedule shall govern.

2. Definitions. Unless the context otherwise requires, as used in the Lease, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof:

Equipment - means each item of property designated on a Schedule that will be leased by Lessee pursuant to the Lease, together with all replacement parts, additions and accessories incorporated therein or affixed thereto. Where rights to receive license fees for Software and charges for Services supplied or to be supplied to Lessee are included in the amount financed by Lessor under the Lease, references to leasing, purchases, ownership and administration of Equipment under the Lease shall be broadly interpreted to include such Financed Fees.

Fair Market Rental Value or Fair Market Sale Value - means the value of Equipment for lease or sale, in place and in continued use, which would be obtained in an arms length transaction between an informed and willing retail lessor or seller (under no compulsion to lease or sell) and an informed and willing retail lessee or buyer (under no compulsion to lease or purchase), assuming that Equipment is in the condition specified by Sections 10 and 11 hereof, as determined by the parties or, if the parties cannot agree, by an American Society of Appraisers certified appraiser selected by Lessor and paid for by Lessee.

Financed Fees - means the Software license, usage, or other fees and the charges for Services, if any, specified on a Schedule.

Guarantor - means any guarantor of Lessees obligations hereunder.

Initial Term Expiration Date - shall have the meaning specified in the applicable Schedule.

Lease Documents - means this Master Lease, a Schedule and all other documents relating to or provided in connection with a Lease, prepared by Lessor, and now or hereafter executed in connection herewith or therewith, as the same may be modified, amended, extended or replaced.

License Agreement - means the software license agreement(s) between Lessee and Licensor relating to Software.

Licensor - means the Supplier(s) of Software, solely in its (their) capacity as licensor of such Software.

Purchase Agreement - means any purchase agreement or other contract between a Supplier and Lessee for the acquisition of Equipment to be leased or financed under a Lease.

Rent - means the periodic payments due for the leasing of Equipment as set forth on the related Schedule and, where the context hereof requires, all such additional amounts as may, from time to time, be payable under a Lease. The term Rent shall include interim rent, if any, as described in Section 5 hereof.

Rent Commencement Date - means, with respect to Equipment, the date on which
(a) Lessor receives an executed Certificate of Acceptance for Equipment from Lessee or (b) Lessor disburses funds for the purchase of Equipment, as determined by Lessor in its sole discretion.

Rent Payment Date - shall have the meaning specified in the applicable
Schedule.

Services - means all training, installation, transportation, handling, maintenance, custom programming, integration, technical consulting and support services relating to Equipment and specified on a Schedule.

Software - means the software and all related documentation, corrections, updates and revisions used in connection with Equipment financed under a Schedule.

Stipulated Loss Value - shall have the meaning specified in the applicable Schedule. Supplier means the manufacturer or the vendor of the Equipment.

Term - means the Initial Term or any Renewal Term, each as defined in Section 6 hereof, and any Extended Lease Term or Interim Term, as defined in the applicable Schedule.

3. Ordering Equipment. Lessee hereby assigns to Lessor all of Lessees rights, but none of its obligations, under any Purchase Agreement related to a Lease. Lessor may (a) accept such assignment from Lessee of Lessees rights, but none of Lessees obligations, under any such Purchase Agreement and/or
(b) issue a purchase order for the Equipment to the Supplier. Lessee shall arrange for delivery of Equipment. If Equipment is subject to an existing Purchase Agreement between Lessee and the Supplier, and Equipment has been delivered to Lessee as of the date of the Schedule applicable thereto, Lessee warrants that it has advised Lessor of the delivery date(s) of such Equipment. Lessee hereby authorizes Lessor to complete each Schedule with the serial numbers and other identification data of Equipment associated therewith as such data is received by Lessor.

4. Delivery and Acceptance. Upon delivery to and acceptance by Lessee of any Equipment, Lessee shall execute and deliver to Lessor a Certificate of Acceptance in form acceptable to Lessor (Certificate of Acceptance).
LESSOR SHALL HAVE NO OBLIGATION TO ADVANCE ANY FUNDS HEREUNDER UNLESS AND UNTIL LESSOR RECEIVES A CERTIFICATE OF ACCEPTANCE FOR SUCH EQUIPMENT EXECUTED BY LESSEE.

5. Rent; Delinquent Payments, (a) Lessee shall pay Rent commencing on the Rent Commencement Date, and, unless otherwise set forth on the applicable Schedule, on the same day of each payment period thereafter for the balance of the Term. Rent shall be due whether or not Lessee has received any notice that it is due, and all Rent shall be paid to Lessor at its address set forth on the Schedule, or as otherwise directed by Lessor in writing.

     b) If Lessee fails to pay any Rent or other sums under the Lease on or before the date when the same becomes due, Lessee shall pay to Lessor (in addition to and not in lieu of other rights of Lessor) a late charge equal to the lesser of five percent of such delinquent amount or the maximum permitted by law. Such late charge shall be payable by Lessee upon demand by Lessor and shall be deemed Rent hereunder. Lessee acknowledges and agrees that the late charge (i) does not constitute interest, (ii) is an estimate of the costs Lessor will incur as a result of the late payment and (iii) is reasonable in amount.

6. Term; Survival.With respect to any Equipment, unless otherwise specified on a Schedule, the initial term of the Lease (the Initial Term) shall commence on the earlier of (a) the date risk of loss is transferred from the Supplier to Lessee or Lessor or (b) the date on which such Equipment is delivered to Lessee and, unless earlier terminated as provided herein, shall expire on the Initial Term Expiration Date. Any renewal term of the Lease (individually, a Renewal
Term) shall commence immediately upon the expiration of the Initial Term or any prior Renewal Term, as the case may be, and, unless earlier terminated as provided herein, shall expire on the last day of the period for which the final payment of Rent is due. All obligations of Lessee hereunder shall survive the expiration, cancellation or other termination of the Term of each Lease.

7. Location; Inspection; Labels. Equipment shall be delivered to the location specified in the Schedule and shall not be removed therefrom without Lessors prior written consent. Lessor shall have the right to enter upon the premises where the Equipment is located and inspect the Equipment at any reasonable time. At Lessors request, Lessee shall (a) affix permanent labels in a prominent place on Equipment stating Lessors interest in the Equipment,
(b) keep such labels in good repair and condition and (c) provide Lessor with an inventory listing of all labeled Equipment within thirty days of such request.

8. Non-Cancelable Lease. THE LEASE IS A NET LEASE. LESSEES OBLIGATION TO PAY RENT AND PERFORM ITS OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY RIGHT OF SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT LESSEE MAY HAVE AGAINST THE SUPPLIER, LESSOR OR ANY OTHER PARTY PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE LESSEE FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE SUPPLIER NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF THE SUPPLIER IS AN AGENT OF LESSOR OR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THE LEASE, AND NO SUCH WAIVER OR ALTERATION SHALL VARY THE TERMS OF THE LEASE. LESSOR IS NEITHER A SUPPLIER NOR A LICENSOR, AND LESSOR IS NOT RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN EQUIPMENT. LESSEE AGREES NOT TO ASSERT AGAINST LESSOR ANY CLAIMS OR DEFENSES LESSEE MAY HAVE WITH RESPECT TO EQUIPMENT, AND UNDERSTANDS THAT IT MAY ASSERT SUCH CLAIMS AGAINST SUPPLIER OR LICENSOR.

9.   Use; Alterations.   (a) Lessee shall use Equipment lawfully and only in
the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. Lessee shall comply with all applicable laws.
Lessee shall immediately notify Lessor, in writing, upon becoming aware of any existing or threatened investigation, claim or action by any governmental authority that could adversely affect Equipment, Lessor or the Lease. Lessee, at its own expense, shall make such alterations, additions or modifications (each, a Required Alteration) to Equipment as may be required from time to time to meet the requirements of applicable law or a governmental body. All such Required Alterations shall immediately, and without further act, be deemed to constitute Equipment and be fully subject to the Lease as if originally leased hereunder. Except as otherwise permitted herein, Lessee shall not make any alterations to Equipment without Lessors prior written consent.

      (b) Lessee, at its own expense, may from time to time add or install upgrades or attachments (each an Upgrade) to Equipment during the Term; provided, that such Upgrades (i) are readily removable without causing material damage to Equipment, (ii) do not materially adversely affect the Fair Market Sale Value, the Fair Market Rental Value, residual value, productive capacity, utility or remaining useful life of Equipment and (iii) do not cause Equipment to become limited use property within the meaning of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156 (or such other successor tax provision), as of the date of installation of such Upgrade. Any such Upgrades shall remain the property of Lessee, Upon the expiration or earlier cancellation of the Lease, Lessee may, at its option, remove any such Upgrades and, upon such removal, shall restore Equipment to the condition required hereunder.

      c) If any Equipment covered under any Lease becomes attached or affixed to, or used in connection with, Equipment covered under another Lease hereunder (a Related Lease), Lessee agrees that, if Lessee elects to exercise a purchase or renewal option under any such Lease, or if Lessee elects to return Equipment under any such Lease, then Lessor, in its sole discretion, may require that all Equipment leased under all Related Leases be similarly disposed of.

10.  Repairs and Maintenance. Lessee, at Lessees cost and expense, shall
(a) keep Equipment in good repair, good operating condition, appearance and working order in compliance with the manufacturers recommendations and Lessees standard practices (but in no event less than industry practices), (b) take all actions necessary to ensure that the Equipment will be eligible, at the expiration of the Initial Term and any Renewal Term, for a standard, full service maintenance contract with the manufacturer, (c) properly service all components of Equipment following the manufacturers written operating and servicing procedures, (d) enter into and keep in full force and effect during the Term a maintenance agreement covering the Equipment with the manufacturer, or a manufacturer-approved maintenance organization, to maintain, service and repair such Equipment, as otherwise required herein (but an alternate source of maintenance may be used by Lessee with Lessors prior written consent), (e) upon Lessors request furnish Lessor with an executed copy of any such maintenance agreement, and (f) replace any part of the Equipment that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that, in Lessors sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by this Lease. Replacement parts shall be free and clear of all liens, constitute Equipment and be fully subject to this Lease as if originally leased hereunder.

11.  Return of Equipment.   Except as otherwise provided in a Schedule, upon
the expiration or earlier termination or cancellation of each Lease, Lessee, at its sole expense, shall de-install, assemble, pack properly and in accordance with the manufacturers instructions (under the supervision of persons cceptable to Lessor), including labeling of all components and hardware, and return to Lessor all, but not less than all, Equipment by delivering the Equipment to and unloading it at such location or with such carrier as Lessor shall specify. Lessee agrees that (a) Equipment, when returned, shall be in the condition required by the Lease, and (b) upon Lessors request, Lessee will obtain from the manufacturer (or other maintenance service provider previously approved by Lessor or manufacturer) a certificate stating that such Equipment qualifies for full maintenance service at the standard rates and terms then in effect. If, in the opinion of Lessor, any Equipment fails to meet the standards set forth above, Lessee agrees to pay, on demand, all costs and expenses incurred in connection with the repairing and restoring of such Equipment so as to meet such standards. If Lessee fails to return any Equipment as required hereunder, then all of Lessees obligations under the Lease (including, without limitation, Lessees obligation to pay Rent for the Equipment at the rental then applicable under the Lease) shall continue in full force and effect until such Equipment shall have been returned in the condition required under the Lease.

12. Sublease and Assignment, (a) LESSEE SHALL NOT, WITHOUT LESSORS PRIOR WRITTEN CONSENT, (i) SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE LEASE, EQUIPMENT OR ANY INTEREST THEREIN, (ii) RENT, SUBLET OR LEND EQUIPMENT TO ANYONE OR (iii) PERMIT EQUIPMENT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEES AFFILIATES AND THEIR RESPECTIVE QUALIFIED EMPLOYEES.
LESSEE   ACKNOWLEDGES  THAT   IT   REMAINS   PRIMARILY   LIABLE   FOR  ALL
OBLIGATIONS HEREUNDER NOTWITHSTANDING ANY USE BY AN AFFILIATE.

      (b) Lessor, at any time with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest in all or any part of Lessors interest in each Lease or any Equipment (each, a Lessor Transfer). Any purchaser, transferee, assignee or secured party of Lessor (each a Lessor Assignee) shall have and may exercise all of Lessors rights hereunder with respect to the items to which any such Lessor Transfer relates, and Lessee shall not assert against any Lessor Assignee any claim that Lessee may have against Lessor provided, Lessee may assert any such claim in a separate action against Lessor. Upon written notice of a Lessor Transfer, Lessee shall promptly acknowledge in writing its obligations under the applicable Lease, shall comply with the written directions or demands of any Lessor Assignee and shall make all payments due under the applicable Schedule as directed in writing by the Lessor Assignee. Following such Lessor Transfer, the term Lessor shall be deemed to include or refer to each Lessor Assignee. Lessee will provide reasonable assistance to Lessor to complete any transaction contemplated by this subsection (b).

      (c)  Subject to the restriction on assignment contained in subsection
(a), the Lease Documents shall inure to the benefit of, and are binding upon, the successors and assigns of the parties thereto including, without limitation, each person who becomes bound thereto as a new debtor as set forth in the Uniform Commercial Code (UCC).

13.	Risk of Loss; Damage to Equipment, (a) Lessee shall bear the entire risk of loss (including without limitation, theft, destruction, disappearance of or damage to Equipment from any cause whatsoever), whether or not insured against, during the Term of each Lease and until Equipment is returned to Lessor in accordance with Section 11 hereof. No such loss shall relieve Lessee of the obligation to pay Rent or of any other obligation under the related Lease.

     (b) If any Equipment is lost, stolen or damaged beyond repair, or confiscated, seized or the use and/or title thereof requisitioned to someone other than Lessee (any such event being a Total Loss), Lessee shall immediately notify Lessor of such event. On the next Rent Payment Date following the occurrence of the Total Loss, at Lessors option, Lessee shall either (i) replace Equipment with equipment that, in Lessors sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced Equipment immediately preceding the Total Loss, assuming such replaced Equipment was in the condition required by the Lease or (ii) pay to Lessor the sum of (A) all Rent due and owing under the Lease with respect to such Equipment (at the time of such payment) plus (B) the Stipulated Loss Value for the Equipment as of that Rent Payment Date. If Lessor elects to allow replacement of Equipment as set forth in subsection (i) above, Lessee shall cause the Supplier of such replacement equipment to deliver to Lessor a bill of sale for such equipment free and clear of all liens and encumbrances, and such replacement equipment shall become Equipment subject to the applicable Lease. Upon Lessors receipt of the amounts specified in subsection (ii) above, Lessee shall be entitled to Lessors interest in the replaced Equipment, in its then condition and location, as is and where is, without any warranties, express or implied.

14. Insurance, (a) Lessee shall, at all times during the Term of each Lease and at Lessees own cost and expense, maintain (i) insurance against all risks of physical loss or damage to Equipment for the greater of the full replacement value or the Stipulated Loss Value thereof, and (ii) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage per occurrence as stated in each Schedule.

     (b) All insurance policies required hereunder shall include terms, and be with insurance carriers, reasonably satisfactory to Lessor. Without limiting the generality of the foregoing, each policy shall include the following terms:
(i) all physical damage insurance shall name Lessor and its assigns as loss payee, (ii) all liability insurance shall name Lessor and its assigns as additional insureds, (iii) the policy shall not be canceled or altered without at least thirty days advance notice to Lessor and its assigns and (iv) coverage shall not be invalidated against Lessor or its assigns because of any violation of any condition or warranty contained in any policy or application therefor by Lessee or by reason of any action or inaction of Lessee. On each anniversary of the Rent Commencement Date during the term hereof, Lessee shall deliver to Lessor certificates or other proof of insurance satisfactory to Lessor evidencing the coverage required by this section.

15. Taxes. Lessee shall pay when due and shall indemnify and hold harmless Lessor (on an after-tax basis) from and against any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of every kind and nature whatsoever (including any related penalties and interest) imposed upon or against Lessor, any Lessor Assignee, Lessee or any Equipment by any governmental authority in connection with, arising out of or otherwise related to Equipment, the Lease Documents or the Rent and receipts or earnings arising therefrom and excepting only all Federal, state and local taxes on or measured by Lessors net income. Whenever each Lease expires, terminates or is canceled as to any Equipment, Lessee, upon written request by Lessor, shall advance to Lessor the amount estimated by Lessor to be the taxes on said Equipment that are not yet payable, but for which Lessee is responsible. At Lessees request, Lessor shall provide Lessee with Lessors method of computation of any such estimated taxes.

16. Lessors Right to Perform for Lessee. If Lessee fails to perform any of its obligations contained herein, Lessor may (but shall not be obligated to) itself perform such obligations, and the amount of the reasonable costs and expenses of Lessor incurred in connection with such performance, together with interest on such amount at the lesser of eighteen percent per annum or the maximum permitted by law, shall be payable by Lessee to Lessor upon demand. No such performance by Lessor shall be deemed a waiver of any rights or remedies of Lessor or be deemed to cure the default of Lessee hereunder.

17. Personal Property; Liens. Lessee represents and warrants that the Equipment is, and shall at all times remain, fully removable personal property notwithstanding any affixation or attachment to real property or improvements. Lessee shall at all times keep Equipment free and clear from all liens and encumbrances of any kind or nature other than those created by, through or under Lessor. If, in violation of the foregoing covenant, any prohibited lien or encumbrance shall attach to Equipment, Lessee shall (a) give Lessor immediate written notice thereof and (b) promptly, at Lessees sole cost and expense, take such action as may be necessary to discharge such lien.

18. Default; Remedies, (a) As used herein, the term Default means any of the following events: (i) Lessee fails to pay any Rent or other amount due under a Lease within ten days after the same shall have become due; (ii) Lessee or any Guarantor becomes insolvent or makes an assignment for the benefit of its creditors; (iii) a receiver, trustee, conservator or liquidator of Lessee or any Guarantor of all or a substantial part of Lessees or such Guarantors assets is appointed with or without the application or consent of Lessee or such Guarantor, respectively; (iv) a petition is filed by or against Lessee or any Guarantor under any bankruptcy, insolvency or similar law; (v) Lessee or any Guarantor violates or fails to perform any provision of either this Lease or any other loan, lease or credit agreement or any acquisition or purchase agreement with Lessor or any other party; (vi) any warranty or representation made by Lessee herein proves to have been false or misleading when made; (vii) there is a material adverse change in Lessees or any Guarantors financial condition since the related Rent Commencement Date; (viii) Lessee or any Guarantor merges or consolidates with any other corporation or entity, or sells, leases or disposes of all or substantially all of its assets without the prior written consent of Lessor; (ix) Lessee or any Guarantor, if an individual, dies or, if not an individual, is dissolved; or (x) any filing by Lessee of a termination statement for any financing statement filed by Lessor while any obligations are owed by Lessee under a Lease. A Default with respect to any Lease shall, at Lessors option, constitute a Default for all Leases and any other agreements between Lessor and Lessee.

     (b) Upon the occurrence of a Default, Lessor may do one or more of the following as Lessor in its sole discretion shall elect: (i) proceed by appropriate court action to enforce performance by Lessee of the related Lease or to recover damages, including incidental and consequential damages, for the breach thereof; (ii) cause Lessee, at its expense, promptly to assemble Equipment and return the same to Lessor at such place as Lessor may designate in writing; (iii) by notice in writing to Lessee, cancel or terminate the related Lease, without prejudice to any other remedies hereunder; (iv) enter upon the premises of Lessee or other premises where any Equipment may be located and, without notice to Lessee and with or without legal process, take possession of and remove all or any such Equipment without liability to Lessee by reason of such entry or taking possession, and without such action constituting a cancellation or termination of the Lease unless Lessor notifies Lessee in writing to such effect; (v) by written notice to Lessee specifying a payment date (the Remedy Date), demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Remedy Date, as liquidated damages for loss of a bargain and not as a penalty, a sum equal to (A) any unpaid Rent due prior to the Remedy Date (together with interest on such amount at the lesser of eighteen percent per annum or the maximum permitted by law from the Remedy Date to the date of actual payment), plus (B) the Stipulated Loss Value; (vi) sell Equipment at public or private sale or hold, keep idle or lease to others any Equipment; and (vii) exercise any other right or remedy available to Lessor under applicable law. In addition, Lessee shall be liable for all reasonable costs, expenses, and legal fees incurred in enforcing Lessors rights under the Lease, before or in connection with litigation or arbitration and for any deficiency in the disposition of the Equipment. Lessors recovery hereunder shall in no event exceed the maximum recovery permitted by law.

     (c) If a Default occurs, Lessee hereby agrees that ten days prior notice to Lessee of any public sale or of the time after which a private sale may be negotiated shall be conclusively deemed reasonable notice. None of Lessors rights or remedies hereunder are intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to hereunder or otherwise available to Lessor at law or in equity, and no express or implied waiver by Lessor of any Default shall constitute a waiver of any other Default or a waiver of any of Lessors rights.

     (d) With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or any other collateral securing Lessees obligations under any Lease, Lessee acknowledges and agrees that Lessor may dispose of Equipment on an AS-IS, WHERE-IS basis, in compliance with applicable law and with such preparation (if any) as Lessor determines to be commercially reasonable. Lessee shall remain liable for any deficiency in the disposition of the Equipment, and any purchase by Lessor of the Equipment may be through a credit to some or all of Lessees obligations under any Lease.

19. Notices. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section. Such notices and other communications shall be effective upon the earlier of receipt or three days after mailing if mailed in accordance with the terms of this section.

20. Indemnity. Lessee shall indemnify and hold harmless Lessor and each Lessor Assignee, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys fees), obligations, demands and judgments (collectively, a Liability) arising out of or in any way related to: (a) Lessees failure to perform any covenant under the Lease Documents, (b) the untruth of any representation or warranty made by Lessee under the Lease Documents, (c) the order, manufacture, purchase, ownership, selection, acceptance, rejection, possession, rental, sublease, operation, use, maintenance, control, loss, damage, destruction, removal, storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to any Equipment or
(d) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Lessees failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity shall not extend to any Liability to the extent resulting solely from the gross negligence or willful misconduct of Lessor.

21. Fees and Expenses. Lessee shall pay all reasonable costs and expenses of Lessor, including, without limitation, attorneys and other professional fees, returned check or non-sufficient funds charges, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or re-lease of Equipment (including storage costs) incurred by Lessor in enforcing any of the terms, conditions or provisions hereof or in protecting Lessors rights hereunder.

22. Financial and Other Data. During the Term hereof, Lessee shall furnish Lessor (a) as soon as available, and in any event within one hundred twenty days after the last day of each fiscal year, financial statements of Lessee and each Guarantor and (b) from time to time as Lessor may reasonably request, other financial reports, information or data (including federal and state income tax returns) and quarterly or interim financial statements of Lessee and each Guarantor. All such information shall be audited (or if audited information is not available, compiled or reviewed) by an independent certified public accountant.

23. Representations and Warranties of Lessee. Lessee represents and warrants that (a) the address stated above is the chief place of business and chief executive office of Lessee, Lessees full and accurate legal name is as stated above and the information describing Lessee set forth under Lessees signature below is accurate in all respects; (b) Lessee is either (i) an individual and the sole proprietor of its business which is located at the address set forth above and doing business only under the names disclosed herein, or (ii) a limited liability company or corporation duly organized and validly existing in good standing under the laws of the state of its organization or incorporation, or (iii) a general or limited partnership organized under the laws of the state of its principal place of business set forth in the Lease or the Lease Documents and the individual general partner executing this Master Lease has the full authority to represent, sign for and bind Lessee in all respects; (c) the execution, delivery and performance of this Master Lease and all related instruments and documents (i) have been duly authorized by all necessary action on the part of Lessee, (ii) do not require the approval of any stockholder, partner, manager, trustee, or holder of any obligations of Lessee except such as have been duly obtained, and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or contravene the operating agreement, charter or by-laws of Lessee, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound; (d) the Lease Documents when entered into will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms; (e) there are no actions or proceedings to which Lessee is a party, and there are no other threatened actions or proceedings of which Lessee has knowledge, before any governmental authority which, either individually or in the aggregate, would adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligations hereunder; (f) Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligations hereunder and (g) the financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present Lessees financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

24.  Lessees Waivers. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES
(a) ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UCC AND (b) ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO RECOVER INCIDENTAL OR CONSEQUENTIAL DAMAGES FROM LESSOR FOR ANY BREACH OF WARRANTY OR FOR ANY OTHER REASON OR TO SET OFF OR DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSORS DEFAULT, IF ANY, UNDER THE
RELATED LEASE.

25. UCC Filings. LESSEE HEREBY AUTHORIZES LESSOR TO AUTHENTICATE AND/OR FILE ALL UCC FINANCING STATEMENTS AND AMENDMENTS THAT IN LESSORS SOLE DISCRETION ARE DEEMED NECESSARY OR PROPER TO SECURE OR PROTECT LESSORS INTEREST IN EQUIPMENT IN ALL APPLICABLE JURISDICTIONS.
Lessee hereby ratifies, to the extent permitted by law, all that Lessor shall lawfully and in good faith do or cause to be done by reason of and in compliance with this section. Lessee shall provide written notice to Lessor at least thirty days prior to any contemplated change in Lessees name, jurisdiction of organization or chief executive office address.

26. Miscellaneous; Governing Law. Time is of the essence with respect to each Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision of a Lease shall not be construed as a consent or waiver of any provision of such Lease. The Lease will be binding upon Lessor only if executed by a duly authorized officer or representative of Lessor at Lessors address set forth above. An authorized signer of Lessee shall execute the Lease Documents on Lessees behalf. Any provision of a Lease that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof. Lessee will promptly execute or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this agreement and each Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder. EACH LEASE IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS. LESSOR AND LESSEE HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO EQUIPMENT OR EACH LEASE. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LESSOR AND LESSEE WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO EACH LEASE AND THE LEASE DOCUMENTS.

27. Quiet Enjoyment. So long as no Default has occurred and is continuing, Lessee shall peaceably hold and quietly enjoy Equipment without interruption by Lessor or any person or entity claiming through Lessor.

28. Entire Agreement. Each Lease, together with all other Lease Documents, constitutes the entire understanding or agreement between Lessor and Lessee with respect to the leasing of Equipment covered thereby, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. No Lease may be amended except by a writing signed by Lessor and Lessee. Delivery of an executed Lease Document by facsimile or any other reliable means shall be deemed as effective for all purposes as delivery of a manually executed copy. Lessee shall provide to Lessor the manually executed original of any Lease Document delivered by facsimile within five days.

29. More than One Lessee. If more than one person or entity executes the Lease Documents as Lessee, the obligations of Lessee shall be deemed joint and several and all references to Lessee shall apply both individually and jointly.

30. Disclaimer of Warranties. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, TITLE TO, DESIGN, OPERATION, CONDITION, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, AND LESSOR HEREBY DISCLAIMS ALL SUCH WARRANTIES; IT BEING UNDERSTOOD THAT THE EQUIPMENT IS LEASED TO LESSEE AS IS, WHERE IS.

     LESSEE HAS MADE THE SELECTION OF THE EQUIPMENT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY STATEMENTS OR REPRESENTATIONS MADE BY LESSOR. IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. LESSOR HEREBY ASSIGNS TO LESSEE FOR THE TERM OF EACH LEASE WITHOUT RECOURSE AND FOR SO LONG AS LESSEE IS NOT IN DEFAULT UNDER ANY LEASE, ANY WARRANTY PROVIDED BY THE SUPPLIER.

31. Execution in Counterparts. The Master Lease and all other Lease Documents may be executed in several counterparts and by different parties hereto or thereto on separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all such counterparts shall together consist of one and the same instrument; except, to the extent that any Lease Documents constitute chattel paper under the UCC, no security interest therein may be created other than through the transfer or possession of the original counterpart, which shall be identified by Lessor.

32.  Software. To the extent that any Schedule relates to Software:

      (a) Lessee acknowledges that (i) all Software is furnished to Lessee under one or more separate License Agreements governing Lessees rights thereto,
(ii) the Lease does not convey any explicit or implicit license for the use of Software or other intellectual property relating to Equipment, and (iii) Lessor does not hold title to any Software and Lessee is or shall be the licensee of such Software directly from the Licensor.

      (b) Lessee shall not amend, modify or otherwise alter, any term or condition of any License Agreement, including, without limitation, any such term or condition related to (i) payment of any amounts due thereunder, (ii) any liabilities or obligations of Lessee as licensee, (iii) the payment of late fees on past due amounts, or (iv) the payment of applicable taxes; provided, however, that this provision shall not apply to those terms or conditions relating solely to amounts owing to Licensor which have not been financed under the Lease.

IN WITNESS WHEREOF,Lessor and Lessee have executed this Master Lease as of the day and year first written.


 Lessor:                                    Lesse:







KEY EQUIPMENT FINANCE, a                    YOCREAM INTERNATIONAL, INC.
Division of Key Corporate Capital Inc.


By:                                         By: /s/W. Douglas Caudell
Name:                                       Name: W. Douglas Caudell
Title:                                      Title: CFO
                                            Lesse is an Oregon Corporation
                                            Organizational No.:  118973-11




























                                                                     C#: 143293
                                                                     L#: 143294
                                                                 Ls#:88V0000006

                                                       Equipment Schedule No.01
                                                                 Standard CSA

     This EQUIPMENT SCHEDULE NO. 01 (Schedule) between Key Equipment Finance, a Division of Key Corporate Capital Inc., (Lessor), and YOCREAM INTERNATIONAL, INC. an Oregon corporation (Lessee) is dated as of December 18, 2003 and is issued in connection with the Master Equipment Lease Agreement dated as of December 18, 2003 (Master Lease). Unless otherwise defined, capitalized terms used herein shall have the meanings specified in the Master Lease.

EQUIPMENT & INVOICING TERMS

1. EQUIPMENT. Pursuant to the terms and conditions of this Lease, Lessor leases to Lessee and Lessee leases from Lessor, the equipment listed on Exhibit A attached hereto (the Equipment). The aggregate cost of such Equipment is $2,952,553.66 (Total Cost).

2. TERM. The Initial Term of this Lease expires on the date that is 84 months after the Rent Commencement Date (the Initial Term Expiration Date).

3. RENT PAYMENT DATES; RENT. (a) The Rent set forth in Section 3(b)(ii) hereof shall be adjusted (pursuant to Section 3(c) hereof) with each change in the Actual Index (as hereinafter defined).

     (b)Lessee hereby agrees to pay Rent for the Equipment as follows:

            (i) For the period commencing on the Interim Term Commencement Date (as hereinafter defined) and ending on the day before the Rent Commencement Date in an amount equal to $237.84 per day, and agrees that with respect to Equipment described on this Schedule, the following modifications are hereby made to the Lease: (a) Rent Commencement Date means the 1st day of the first month following the Interim Term Commencement Date, (b) Interim Term Commencement Date means the date on which Lessor disburses funds for the purchase of Equipment, as determined by Lessor in its sole discretion, and
(c) Section 18(a)(viii) of the Master Lease (Default; Remedies) is hereby amended to delete the term Rent Commencement Date and to substitute the phrase Rent Commencement Date or Interim Term Commencement Date, as the case may be, in its place.

            (ii) In addition, Lessee hereby agrees to pay Rent for the Equipment throughout the Initial Term in 84 consecutive monthly installments payable in arrears on the date which is one (1) month after the Rent Commencement Date and on the same day of each month thereafter (each, a Rent Payment Date). Each such installment of Rent shall be in an amount equal to $38,880.05.

     (c)Lessee and Lessor agree that each Rent payment hereunder shall be increased or decreased (but not below zero), as the case may be, by the Rent Differential (as hereinafter defined) as follows: if, as of any Rent Payment Date, (i) the Rent Differential is greater than zero, the amount of Rent due on such Rent Payment Date shall be increased by such Rent Differential, and
(ii) the Rent Differential is less than zero, the amount of Rent due on such Rent Payment Date shall be decreased by such Rent Differential.

     d)As used herein, the following terms have the respective meanings indicated below:

            (i) Assumed index means 1.15%.

            (ii) Actual Index means, as of the date of determination, the London interbank offered rate for deposits in United States dollars having a maturity of one month which appears in the Money Rates section of The Wall Street Journal, published on the business day on, or immediately prior to, the 28th day of the month immediately preceding such calendar month. If the Actual Index is no longer available, Lessor will choose a new index which is based upon comparable information and will give Lessee notice of such new Actual Index.

            (iii) Net Investment Balance means, as of the date of determination, the outstanding balance (calculated using the Assumed Index plus 175 basis points) reflected on Lessors lease accounting system (which assumes a 360 day year consisting of twelve 30 day months), for the Rent Payment Date immediately preceding such day or, if such day is a Rent Payment Date, for such Rent Payment Date.

            (iv) Rent Differential shall mean, with respect to any Rent Payment Date, the product of the following formula:

          Rent Differential = ((Actual Index - Assumed Index)/12)
                              X Net Investment Balance.

4. EQUIPMENT LOCATION; BILLING ADDRESS. Equipment described on this Schedule shall be located at, and except as otherwise provided in this Lease, shall not be removed from, the following address: 5858 N.E. 87Th Avenue, Portland, OR. The billing address of Lessee is: YOCREAM INTERNATIONAL, INC., 5858 N.E. 87Th Avenue, Portland, OR 97220.

TRANSACATION TYPE TERMS

5.   PURCHASE, RENEWAL AND OPTION TERMS, (a) Dollar Purchase Option.    With
respect to Equipment described on this Schedule, on the Initial Term Expiration Date and so long as no Default shall have occurred and be continuing, Lessee shall pay to Lessor an amount equal to $1.00. Upon payment in full by Lessee of all Rent (and all other sums) payable to Lessor hereunder, Lessor shall release its interest in the Equipment.

     (b) Prepayment Option. So long as no Default shall have occurred and be continuing and Lessee shall have given Lessor at least 90 but not more than 180 days prior written notice, Lessee shall have the option to prepay the Lease on any Rent Payment Date occurring after the date which is 12 months after the Rent Commencement Date (each, a Prepayment Date) for an amount (the Prepayment Amount) equal to (1) any unpaid Rent and all other amounts due on or before such Prepayment Date, plus (2) an amount equal to the Rent payable for the remainder of the Initial Term (calculated using the Rent amount due as of the first Rent Payment Date), after discounting such future Rent to present worth as of such Prepayment Date on the basis of a per annum rate of discount equal to the rate at which such Rent was originally calculated, determined in Lessors sole discretion, from the respective dates upon which such Rent would have been paid had this Lease not been prepaid (the Present Value Future Rents), plus
(3) any applicable sales taxes, plus (4) $1.00, plus (5) a prepayment premium expressed as a percentage of the Present Value Future Rents applied as follows:


                Months                      Prepayment Premium
                1-12                        No prepayment permitted
                13-End of                   0%
                Term


Payment of the Prepayment Amount, together with all other amounts due and owing by Lessee under the Lease (including, without limitation, Rent) on or before the Prepayment Date, shall be made on the Prepayment Date in immediately available funds. Thereafter, upon Lessees written request, Lessor shall deliver to Lessee a bill of sale transferring to Lessee all right, title and interest of Lessor in and to the Equipment ON AN AS IS, WHERE IS BASIS, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER. If Lessee shall fail to pay all amounts required to be paid under the Lease on the Prepayment Date, the Lease shall continue in full force and effect and Lessee agrees to reimburse Lessor for all reasonable attorneys fees, costs, expenses and liabilities incurred in connection therewith.

6.   NATURE OF TRANSACTION; SECURITY AGREEMENT,   (a) General. To secure the
prompt payment and performance as and when due of all obligations and indebtedness of Lessee, now existing or hereafter created, to Lessor pursuant to this Lease or otherwise, Lessee hereby grants to Lessor a first priority security interest in the Equipment and all related accessions, substitutions, replacements and proceeds. The parties intend to comply with all applicable laws, and if it is determined that any payment under the Lease exceeds any amount allowed by applicable law, then the excess portion shall be applied to the repayment of principal, and any interest will be charged at the highest rate allowed by law.

      (b) Property Tax. Unless otherwise directed in writing by Lessor or required by applicable law, Lessee will list itself as owner of all Equipment for property tax purposes and will promptly pay all such taxes when due. In those jurisdictions in which Lessor is required to list itself as owner of Equipment, upon receipt by Lessee of any property tax bill pertaining to Equipment, Lessee will promptly forward the property tax bill and related payment to Lessor. Upon receipt by Lessor of a property tax bill (whether from Lessee or directly from the taxing authority), Lessor will pay the tax and invoice Lessee for the expense if Lessee has not submitted its payment with the bill.

      (c) Disclaimer. LESSEE HEREBY ACKNOWLEDGES THAT LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS ANY ADVICE, REPRESENTATIONS, WARRANTIES AND COVENANTS, EITHER EXPRESSED OR IMPLIED, WITH RESPECT TO ANY LEGAL, ECONOMIC, ACCOUNTING, TAX OR OTHER EFFECTS OF THE LEASE AND THE TRANSACTION(S) CONTEMPLATED HEREBY, AND LESSEE HEREBY DISCLAIMS ANY RELIANCE ON ANY SUCH WARRANTIES, STATEMENTS OR REPRESENTATIONS MADE BY LESSOR WITH RESPECT THERETO.

      MISCELLANEOUS TERMS & CONDITIONS

7. INSURANCE; STIPULATED LOSS VALUE. (a) Lessee shall arrange and pay for commercial general liability insurance in an amount not less than $1,000,000.

(b) Except for the discount rate referenced in the Prepayment Option set forth in Section 5(b) hereof, all present value calculations to be made with respect to the Equipment described on this Schedule shall be made using a discount rate equal to 3%.

8. COUNTERPARTS; DOCUMENT DELIVERY, (a) This Schedule may be executed in any number of counterparts, each of which when executed or otherwise authenticated and delivered constituting an original, but all together one and the same instrument. Notwithstanding the foregoing, Lessor and Lessee agree that they intend that there shall be only one manually executed original of this Schedule and, to the extent that this document constitutes chattel paper under the UCC, no security interest herein may be created by the transfer or possession of any counterpart other than the original hereof.

     (b) Lessee represents and warrants that the Lease Documents have not been, and shall not be, altered or modified by Lessee regardless of whether such documentation was transmitted to Lessee via electronic or analog means.

9.   RELATIONSHIP TO MASTER LEASE;  FURTHER ASSURANCES. The terms of the
Master Lease are incorporated herein by reference and Lessee hereby reaffirms all terms of the Master Lease. If any of the terms of this Schedule are contrary to or inconsistent with any terms of the Master Lease, the terms of this Schedule shall govern. This Schedule together with the Master Lease as incorporated herein, shall constitute a separate lease agreement and LESSEE HEREBY CERTIFIES TO LESSOR THAT THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE IN THE MASTER LEASE ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF THE DATE OF THIS SCHEDULE. Lessee will promptly execute or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under this Lease. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A BANK AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWERS RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THAT BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be duly authenticated and delivered on the day and year first above written.



Lessor:                                      Lessee:

Key  Equipment Finance,
a  Division  of  Key  Corporate   YOCREAM INTERNATIONAL, INC.
Capital Inc.

By:		                      By:  /s/ W. Douglas Caudell
Name: 	                      Name:  W. Douglas Caudell
Title:	                      Title:  CFO








                                                      Indemnification Addendum
                                                            (Proof of Payment)



       This Indemnification Addendum (Proof of Payment) is executed in connection with and made a part of, Equipment Schedule 01 to the Master Equipment Lease Agreement dated as of December 18, 2003, as it relates to such Equipment Schedule (collectively, the Lease). Except as specified herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease. Lessor and Lessee hereby agree that the Lease shall be modified as follows:

1. Section 20 of the Master Lease (Indemnity), is hereby amended by adding the following additional provisions to the end thereof:

     Further, Lessee represents and warrants to Lessor that Lessee has paid in full all Suppliers for the Equipment and that no Supplier or third party currently has a lien or other interest in the Equipment. In addition, Lessee agrees to indemnify and hold Lessor harmless from any claims by third parties asserting any interest in the Equipment arising out of or in any way relating to the failure of Lessee to have fully paid for the Equipment (Claims). Such indemnification includes but is not limited to payment of any outstanding amounts necessary to completely discharge any such Claims. In the event a Claim exists, Lessee shall discharge the Claim immediately upon receiving written notice from Lessor of the existence of the Claim. In the event Lessee should learn of a Claim, it shall so notify Lessor and shall timely discharge the Claim within ten (10) days of Lessees first knowledge of such Claim. For purposes of this Section 20, the term Liability shall include any Claim.

     Except as modified herein, all of the terms, covenants and conditions of the Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Indemnification Addendum as of December 24, 2003.


Lessor:                                         Lessee:

KEY EQUIPMENT FINANCE, A DIVISION OF KEY        YOCREAM INTERNATIONAL, INC.
CORPORATE CAPITAL INC

By:	                                          By:/s/ W. Douglas Caudell
Name:                                           Name: W. Douglas Caudell
Title:                                          Title: CFO









                                                                   C#: 143293
                                                                   L#:143294
                                                          Amendment No. 01 to
                                             Master Equipment Lease Agreement



       THIS AMENDMENT dated as of December 18, 2003 amends that certain Master Equipment Lease Agreement dated as of December 18, 2003 between Key Equipment Finance, a Division of Key Corporate Capital Inc., as Lessor, and YOCREAM INTERNATIONAL, INC., as Lessee (the Master Lease). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Lease.

LESSEES FINANCIAL COVENANTS. Lessee hereby covenants with Lessor as follows:

1. Covenants. The undersigned agree that any existing Financial Covenants set forth in the Master Lease are hereby deleted in their entirety and replaced with the following with respect to each Equipment Schedule executed in connection therewith:

Current Ratio. Lessee shall attain a ratio of Current Assets (less prepaid expenses) to Current Liabilities in excess of 1.20 to 1.00, tested at the end of each fiscal quarter. Current Assets and Current Liabilities shall have the meanings defined by GAAP.

Total Senior Liabilities to Adjusted Tangible Capital Ratio. Lessee shall maintain a ratio of Total Senior Liabilities to Adjusted Tangible Capital of not more than 1.00 to 1.00, tested at the end of each fiscal quarter. Total Senior Liabilities means total liabilities less Subordinated Debt. Adjusted Tangible Capital means Tangible Capital less investments in, advances to, promissory notes and any receivables from, any affiliate or other related entity of Lessee. Tangible Capital means Tangible Net Worth plus Subordinated Debt. Tangible Net Worth means Lessees total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights,organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less Total Debt. Total Debt means all of Lessees liabilities including Subordinated Debt. Subordinated Debt means indebtedness and liabilities of Lessee which have been subordinated by written agreement to indebtedness owed by Lessee to Lessor in form and substance acceptable to Lessor.

Operating Cash Flow to Fixed Charge Ratio. Lessee shall attain a ratio of Operating Cash Flow to Fixed Charges of not less than 1.25 to 1:00, tested at the end of each fiscal year for the preceding 12-month period. Operating Cash Flow means net income after taxes and exclusive of extraordinary gains and losses, gains on sale of fixed assets, and other income; PLUS depreciation, amortization, interest expense and lease expense; LESS dividends and distributions. Fixed Charges means the sum of interest expense, lease expense, current maturities of long-term debt and current maturities of capital leases (all calculated for the preceding twelve-month period).

2. Compliance. Lessee shall, within 30 days of the end of each fiscal quarter end of Lessee, provide Lessor with a certificate (a Compliance Certificate) representing that Lessee is in full compliance with the foregoing financial covenants and setting forth the calculations used by Lessee to reach its conclusion. The Compliance Certificate shall be signed by Lessees chief financial officer or, if Lessee does not have a chief financial officer, such other officer or employee of Lessee who performs the duties typically undertaken by a chief financial officer.

       Except as modified hereby, all of the terms, covenants and conditions of the Master Lease shall remain in full force and effect and are in all respects hereby ratified and affirmed.

       IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

Lessor:                                      Lesse:

Key Equipment Finance,                       Yocream International, Inc.
 A Division of Key Corporate                 /s/W. Douglas Caudell
 Capital Inc.                                Name:  W. Douglas Caudell
                                             Title: CFO
By:
Name:
Title: